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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 12, 1999, on our audits of the financial statements of Newfield Exploration Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP


Houston, Texas
June 25, 1999